                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                            SCHEDULE 14A INFORMATION

                  PROXY STATEMENT PURSUANT TO SECTION 14(A) OF
            THE SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO.)

Filed by the Registrant / / Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14A-6(E)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section 240.14a-12

                          GENTIVA HEALTH SERVICES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.

/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

                                 [LOGO] GENTIVA
                                        HEALTH SERVICES



                                                          April 16, 2001

Dear Shareholder:

     You are cordially invited to attend the Annual Meeting of Shareholders of Gentiva Health Services, Inc. to be held on Friday, May 18, 2001 at 10:00 a.m. at the Fleet Auditorium located at 300 Broad Hollow Road, Melville, New York 11747-8943.

     Details about the meeting, nominees for the Board of Directors and other matters to be acted upon are presented in the Notice of Annual Meeting and Proxy Statement that follow. We would appreciate your signing, dating and returning the enclosed proxy in the envelope provided for that purpose so that your shares may be represented and voted at the Annual Meeting.

     Thank you for your continued support, and we look forward to greeting you personally if you are able to be present.


                                            Sincerely,


                                            /s/ Edward A. Blechschmidt
                                            ---------------------------
                                            Edward A. Blechschmidt
                                            Chairman,
                                            President and
                                            Chief Executive Officer

                          GENTIVA HEALTH SERVICES, INC.
                           3 HUNTINGTON QUADRANGLE 2S
                          MELVILLE, NEW YORK 11747-8943


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON MAY 18, 2001
                             ----------------------

     The Annual Meeting of Shareholders of Gentiva Health Services, Inc., a Delaware corporation (the "Company"), will be held on Friday, May 18, 2001, at 10:00 a.m., New York time, at the Fleet Auditorium located at 300 Broad Hollow Road, Melville, New York 11747-8943 for the following purposes:

     1.   To elect three directors, each to serve for a term of three years;

     2. To consider and vote upon a proposal to ratify and approve the appointment by the Board of Directors of PricewaterhouseCoopers LLP, as independent accountants of the Company for the fiscal year ending December 30, 2001; and

     3. To transact such other business as may properly come before the meeting or any adjournments thereof.

     Only shareholders of record at the close of business on March 23, 2001 are entitled to notice of and to vote at such meeting or any adjournments thereof.


                                      By Order of the Board of Directors



                                      /s/  Patricia C. Ma
                                      ------------------------------------------
                                      Patricia C. Ma
                                      Senior Vice President,General Counsel and
                                      Secretary

Dated:  April 16, 2001
Melville, New York


     IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, PLEASE MARK, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY PROMPTLY. A STAMPED REPLY ENVELOPE IS ENCLOSED FOR THAT PURPOSE. YOU MAY REVOKE YOUR PROXY AT ANY TIME BEFORE IT IS VOTED.

                                 [LOGO] GENTIVA
                                        HEALTH SERVICES



                                 PROXY STATEMENT

     The 2001 Annual Meeting of Shareholders of Gentiva Health Services, Inc. (the "Company" or "Gentiva") will be held on May 18, 2001, at 10:00 a.m. at the Fleet Auditorium, located at 300 Broad Hollow Road, Melville, New York 11747-8943 for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. The Board of Directors is soliciting proxies to be used at the Annual Meeting and any adjournment and is furnishing this Proxy Statement and the accompanying proxy in connection with its solicitation. Only shareholders of record at the close of business on March 23, 2001 are entitled to vote at such meeting. This Proxy Statement and the accompanying proxy are first being sent or given to shareholders on or about April 16, 2001.

     A shareholder who executes and returns the accompanying proxy may revoke it at any time before it is voted by giving notice in writing to the Secretary of the Company, by granting a subsequent proxy or by appearing in person and voting at the meeting. Any shareholder attending the meeting and entitled to vote may vote in person whether or not the shareholder has previously submitted a proxy. Where no instructions are given, proxies will be voted for the nominees for directors set forth in this Proxy Statement and in favor of the other proposal described herein.

     At the close of business on March 23, 2001, the record date for determining shareholders entitled to vote at the Annual Meeting, 21,952,715 shares of the Company's Common Stock ("Common Stock") were outstanding and entitled to vote at the Annual Meeting. Each share of Common Stock is entitled to one vote. A majority of all the shares entitled to vote at the meeting, present in person or represented by proxy, shall constitute a quorum at the Annual Meeting, and an inspector of election appointed for the meeting shall determine whether a quorum is present. Proxies marked as abstentions and "broker non-votes" (where a nominee holding shares for a beneficial owner has not received voting instructions from the beneficial owner on a particular matter and such nominee does not possess or choose to exercise its discretionary voting authority) are counted in determining whether a quorum is present. Proxies marked as abstentions will have the effect of a negative vote. "Broker non-votes" will have no effect on the vote. Votes are counted by EquiServe Trust Company, N.A., the Company's transfer agent and registrar.

     The Company, whose principal executive offices are located at 3 Huntington Quadrangle 2S, Melville, New York 11747-8943, was incorporated in the state of Delaware in August 1999 in contemplation of its split-off (the "Split-Off") from Olsten Corporation ("Olsten"), which was effective on March 15, 2000.

     A copy of the 2000 Annual Report to Shareholders, including a copy of the Company's 2000 Form 10-K, is also being mailed to you herewith. The Annual Report is not deemed part of the soliciting material for the proxy.

                                   PROPOSAL 1

                              ELECTION OF DIRECTORS

     The Company's Amended and Restated Certificate of Incorporation provides that the Board of Directors shall consist of three classes of directors and that the number of directors in each of the three classes shall be as nearly equal as possible. The Company's Board of Directors currently consists of eight members.

     Prior to and in connection with the Split-Off, Olsten, as the Company's sole shareholder, appointed the directors in each class with the term of office of Class I directors expiring at this first Annual Meeting, Class II directors expiring at the second Annual Meeting and Class III directors expiring at the third Annual Meeting. Each class of directors is elected in a different year for a term extending to the Annual Meeting to be held three years later. All three of the directors in Class I, Victor F. Ganzi, Josh S. Weston and Gail Wilensky (the "Nominees"), are standing for re-election at the 2001 Annual Meeting, for terms to expire at the Company's Annual Meeting in 2004. The vote of a plurality of the shares of Common Stock present or represented and entitled to vote at the meeting is required for election as a director. The Board of Directors recommends that shareholders vote FOR the election of each of these nominees to the Board of Directors.

     Proxies will be voted at the meeting (unless authority to do so is withheld) for the election as directors of the three nominees. If for any reason any of the nominees is not a candidate (which is not expected) when the election occurs, the proxies may be voted for a substitute nominee or nominees.

INFORMATION AS TO NOMINEES FOR DIRECTORS AND CONTINUING DIRECTORS

     The following information, as reported to the Company, is shown below for each nominee for director and each continuing director: name, age and principal occupation; period during which he or she has served as a director; position, if any, with the Company; certain business experience; other directorships held; and the committees of the Board of Directors on which the nominee or continuing director serves.

NOMINEES FOR WHOM PROXIES WILL BE VOTED

CLASS I - NOMINEES FOR DIRECTORS WITH TERMS TO EXPIRE IN 2004

Victor F. Ganzi ........ Mr. Ganzi has served as a director of the Company and
                         Chairman of the Audit Committee of the Board since November 1999. He served as a director of Olsten Corporation from 1998 until March 2000. He has been executive vice president of The Hearst Corporation, a diversified communications company with interests in magazine, newspaper and business publishing and television and radio stations, since March 1997, and its chief operating officer since March 1998. From 1992 to 1997, at various times, Mr. Ganzi served as Hearst's senior vice president, chief financial officer, and chief legal officer. From March 1995 until October 1999 he was group head of Hearst's Books/Business Publishing Group. He is a director of Hearst-Argyle Television, Inc. Mr. Ganzi is 54 years old.

Josh S. Weston ......... Mr. Weston has served as a director of the Company and
                         Chairman of the Human Resources and Compensation Committee of the Board since November 1999. He served as a director of Olsten Corporation from 1995 until March 2000.

                         Since May 1998, he has been honorary chairman of Automatic Data Processing, Inc., a provider of computerized transaction processing, data communication and information services. He was chairman of Automatic Data Processing, Inc. from 1982 to April 1998 and was chief executive officer of Automatic Data Processing, Inc. from 1982 to August 1996. He is a director of Aegis Communications, Inc., Automatic Data Processing, Inc., J. Crew Inc. and Russ Berrie Corp. and a trustee of Atlantic Health Systems, Inc. Mr. Weston is 72 years old.

Gail Wilensky .......... Dr. Wilensky has served as a director of the Company and a member of the Audit Committee of the Board since March 2000. She is currently the John M. Olin Senior Fellow at Project HOPE, an international health foundation, and Chair of the Medicare Payment Advisory Commission. She served as deputy assistant to President George H. Bush for policy development from March 1992 to January 1993 and as administrator of the Health Care Financing Administration from January 1990 to March 1992. She is an elected member of the Institute of Medicine and serves as a trustee of the Combined Benefits Fund of the United Mineworkers of America and the Research Triangle Institute. She is an advisor to the Robert Wood Johnson Foundation and The Commonwealth Fund. She is a director of Advanced Tissue Sciences, ManorCare, Quest Diagnostics, St. Jude Medical, Inc., Syncor International, and United HealthCare. Dr. Wilensky is 57 years old.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF THESE NOMINEES.

DIRECTORS WHOSE TERM OF OFFICE DOES NOT EXPIRE AT THIS MEETING

CLASS II - CONTINUING DIRECTORS WITH TERMS EXPIRING IN 2002

Edward A. Blechschmidt.. Mr. Blechschmidt has served as president, chief executive officer and chairman of the board of directors of the Company since November 1999. He served as the chief executive officer and a director of Olsten Corporation from February 1999 until March 2000. He was also the president of Olsten Corporation from October 1998 until March 2000 and served as the chief operating officer of Olsten Corporation from October 1998 to February 1999. From August 1996 to October 1998 he was president and chief executive officer of Siemens Nixdorf Americas, an information technology company. From January 1996 to July 1996 he was senior vice president and chief financial officer of Unisys Corporation, a provider of information technology and consulting services. Mr. Blechschmidt is 48 years old.

Steven E. Grabowski .... Mr. Grabowski has served as a director of the Company since November 1999. He is currently a Vice President in the Private Client Group of UBS Paine Webber, a member of the New York Stock Exchange, where he has worked since 1991. He is the brother-in-law of Mr. Stuart Olsten, a director of the Company. Mr. Grabowski is 46 years old.

Raymond S. Troubh ...... Mr. Troubh has served as a director of the Company and a member of the Human Resources and Compensation Committee of the Board since November 1999 and as a member of the Audit Committee of the Board since May 2000. He served as a director of Olsten Corporation from 1993 until March 2000. He has been a financial consultant for more than five years. He is a director of ARIAD Pharmaceuticals, Inc., Diamond Offshore Drilling Inc., General American Investors Company, Health Net, Inc., Starwood Hotels and Resorts, Triarc Companies and WHX Corporation. He is also a Trustee of Corporate Renaissance Group Liquidating Trust, MicroCap Liquidating Trust and Petrie Stores Liquidating Trust. Mr. Troubh is 74 years old.

CLASS III - CONTINUING DIRECTORS WITH TERMS EXPIRING IN 2003

Stuart R. Levine ........Mr. Levine has served as a director of the Company and a member of the Human Resources and Compensation Committee of the Board since November 1999. He served as a director of Olsten Corporation from 1995 until March 2000. Since June 1996 he has served as the chairman and chief executive officer of Stuart Levine and Associates LLC, an international consulting and training company. From September 1992 to June 1996 he was chief executive officer of Dale Carnegie & Associates, Inc. He is the author of the best seller, The Leader in You. Mr. Levine currently serves as a trustee of North Shore - LIJ Health System, and for 15 years, until 1995, he served as a vice chairman of North Shore Hospital. Mr. Levine is a member of the board of directors of European American Bank. Mr. Levine is 53 years old.

Stuart Olsten ...........Mr. Olsten has served as a director of the Company since November 1999. He served as a director of Olsten Corporation from 1986 until March 2000. From February 1999 until March 2000 he was the chairman of the board of directors of Olsten Corporation. He was vice chairman of Olsten Corporation from August 1994 to February 1999 and was president of Olsten Corporation from April 1990 to February 1999. He is a director of Adecco SA. He is the brother-in-law of Mr. Steven Grabowski, a director of the Company. Mr. Olsten is 48 years old.

BOARD OF DIRECTORS AND COMMITTEES

     The Board of Directors manages or directs the management of the business and affairs of the Company. During the past fiscal year, the Board held seven regularly scheduled and special meetings. The Board has established two standing committees, an Audit Committee and a Human Resources and Compensation Committee, whose principal functions are briefly described below. None of the members of either committee is an employee or officer of the Company, and none has a relationship which, in the opinion of the Company's Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The Board has no standing nominating committee. During 2000, each incumbent director attended at least 75% of the aggregate number of meetings held by the Board and all committees on which the director served, except for Mr. Ganzi and Dr. Wilensky.

 AUDIT COMMITTEE

     The principal functions and responsibilities of the Audit Committee are:

     o overseeing Gentiva's internal control structure, financial reporting and legal and compliance program;

     o reviewing and selecting an independent accounting firm, subject to Board of Directors and shareholder ratification, to audit Gentiva's financial statements;

     o receiving and acting on reports and comments from Gentiva's independent accountants;

     o reviewing significant accounting principles employed in Gentiva's financial reporting;

     o reviewing and recommending inclusion of the annual financial statements in Gentiva's annual report on Form 10-K;

     o maintaining direct lines of communication with the Board of Directors and Gentiva's management, internal auditing staff and independent accountants; and

     o reporting to the Board of Directors a summary of its findings and recommendations.

     Mr. Ganzi served as the Chairman, and Mr. Troubh and Dr. Wilensky served as members, of the Audit Committee; the committee met five times in 2000. The Board of Directors has adopted a written charter for the Audit Committee, and the charter is included as Appendix A to this Proxy Statement.

HUMAN RESOURCES AND COMPENSATION COMMITTEE

     The principal functions and responsibilities of the Human Resources and Compensation Committee are:

     o overseeing and administering Gentiva's executive compensation policies, plans and practices;

     o establishing and adjusting from time to time compensation for the President and Chief Executive Officer, and the other executive officers and senior management;

     o authorizing the issuance of stock options in connection with the administration of Gentiva's stock option plans;

     o    overseeing succession planning for the Chief Executive Officer and
Q         other key executives;  and

     o reporting to the Board of Directors a summary of its findings and recommendations.

     Mr. Weston served as Chairman, and Messrs. Levine and Troubh served as members, of the Human Resources and Compensation Committee; the Committee met two times in 2000. None of such persons is an employee of the Company, or serves or has formerly served as an officer of the Company.

COMPENSATION OF DIRECTORS

     Each non-employee member of the Board of Directors receives an annual retainer fee of $25,000, up to half of which may be paid in cash on a quarterly basis with the remainder paid in shares of the Company's Common Stock. Non-employee directors may also defer the portion of their annual retainer fee paid in shares into a share unit account. In addition, any non-employee directors who serve as chairperson of a committee of the Board receive $2,000 annually for acting as chairperson. Non-employee directors also receive $1,000 for each Board or committee meeting they attend ($500 if attendance is by telephone). All directors, regardless of whether or not they are employees of the Company, receive reimbursement for out-of-pocket expenses incurred in connection with attending meetings of the Board of Directors. After joining the Board, each non-employee director received stock options exercisable for up to 5,000 shares of the Company's Common Stock, with any future grants to be determined by the Board of Directors.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth, as of March 23, 2001, the amount of beneficial ownership of the Company's Common Stock by the executive officers of the Company who are named in the Summary Compensation Table; each director and nominee for director; each beneficial owner of more than five percent of the Company's Common Stock; and all executive officers and directors of the Company as a group.

     For the purpose of the table, a person or group of persons is deemed to have "beneficial ownership" of any shares that such person or group has the right to acquire within 60 days after such date through the exercise of options or exchange or conversion rights, but such shares are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.

                                                                         Amount of Shares of
                                                                          Common Stock and     Percent of Class
                                                                        Nature of Beneficial    Owned (if more
Name of Beneficial Owner                                                Ownership(1)(2)(3)(4)(5)   than 1%)
------------------------                                                  ----------------       -------------
Edward A. Blechschmidt(6)                                                       921,727               4.0%
John J. Collura                                                                 120,512                --
E. Rodney Hornbake                                                               12,032                --
Ronald A. Malone                                                                 33,803                --
Robert J. Nixon                                                                 291,865               1.3
Victor F. Ganzi                                                                  73,903                --
Steven E. Grabowski(7)                                                        1,428,349               6.5
Stuart R. Levine                                                                 37,669                --
Stuart Olsten(8)                                                              1,676,070               7.6
Raymond S. Troubh                                                               134,667                --
Josh S. Weston                                                                   77,290                --
Gail Wilensky                                                                     6,888                --
Cheryl Olsten(9)                                                              1,428,349               6.5
Miriam Olsten(10)                                                             1,809,204               8.0
Greenhaven Associates, Inc.(11)                                               2,063,744               9.4
  Three Manhattanville Rd.
  Purchase, NY
Highfields Capital Management LP(12)                                          1,755,373               8.0
  200 Clarendon Street
  Boston, MA
Steinberg Asset Management Company, Inc.(13)                                  1,537,573               7.0
  12 East 49th Street
  New York, NY
All executive officers and directors as a                                     4,347,238(14)          18.2
group (16 persons)

----------------------
(1) Unless otherwise indicated, the shareholders identified in this table have sole voting and investment power with respect to the shares beneficially owned by them.
(2) Includes beneficial ownership of the following whole number of shares that may be acquired upon conversion of convertible trust preferred securities:
     Mr. Blechschmidt - 134,120; Mr. Collura - 5,364; Dr. Hornbake - 5,364; Mr. Malone - 10,730; Mr. Nixon - 10,730; Mr. Ganzi - 64,377; Mr. Levine - 26,824; Ms. C. Olsten - 107,296; Mrs. M. Olsten - 788,626; Mr. Olsten -
     107,296; Mr. Troubh - 69,742; and Mr. Weston - 64,377.
(3) Includes beneficial ownership of the following number of shares that may be acquired upon exercise of presently exercisable stock options under the Company's stock option plans: Mr. Blechschmidt - 757,073; Mr. Collura - 115,148; Dr. Hornbake - 6,668; Mr. Malone - 21,668; Mr. Nixon - 267,832;
     Mr. Ganzi - 5,000; Mr. Grabowski - 5,000; Mr. Levine - 5,000; Mr. Olsten - 5,000; Mr. Troubh - 5,000; Mr. Weston - 5,000; and Dr. Wilensky - 5,000.
(4) Includes beneficial ownership of the following number of whole shares acquired and currently held under the Company's Employee Stock Purchase
     Plan: Mr. Blechschmidt - 2,534; Mr. Malone - 1,321; and Mr. Nixon - 803.

(5) Includes beneficial ownership of the following number of shares representing the equivalent of units deferred under the Company's Stock & Deferred Compensation Plan for Non-Employee Directors: Mr. Ganzi - 3,776; Mr. Grabowski - 3,776; Mr. Olsten - 3,776; and Mr. Troubh -
                                     3,776.
(6) Mr. Blechschmidt's holdings include 23,000 shares owned directly and 5,000 shares owned by his wife, as to which shares he disclaims beneficial ownership.
(7) Mr. Grabowski's holdings include 1,425 shares owned directly and 1,418,148 shares beneficially owned by his wife, Cheryl Olsten, as to which shares he disclaims beneficial ownership. See footnote (9)
(8) Mr. Stuart Olsten's holdings include 874,008 shares owned directly and 300 shares owned by his wife, as to which shares he disclaims beneficial ownership. Mr. Olsten has shared voting and investment power as a trustee with respect to 630,709 shares owned by a trust for his and his sister's benefit. He has shared voting and investment power as a trustee with respect to 11,250 shares owned by a trust for the benefit of his son, 22,500 shares owned by two trusts for the benefit of his niece and nephew and 20,901 shares owned by a trust for the benefit of his descendants, as to which shares he disclaims beneficial ownership. His holdings further include 330 shares held in a custodial account for his daughter, as to which shares he disclaims beneficial ownership.
(9) Ms. Cheryl Olsten owns directly 625,492 shares and has shared voting and investment power as a trustee with respect to 630,709 shares owned by a trust for her and her brother's benefit. Ms. Olsten has shared voting and investment power as a trustee with respect to 22,500 shares owned by two trusts for the benefit of her two children, 11,250 shares held by a trust for the benefit of her nephew, 20,901 shares owned by a trust for the benefit of her descendants, as to which shares she disclaims beneficial ownership. Ms. Olsten's holdings also include 10,201 shares beneficially owned by her husband, Mr. Grabowski, as to which shares she disclaims beneficial ownership.
(10) Mrs. Miriam Olsten owns 786,376 shares. She has sole voting and investment power with respect to 234,202 shares held under a trust for the benefit of one of her children, of which she is trustee, and as to which shares she disclaims beneficial ownership.
(11) Based on a Schedule 13G (Amendment No.1) dated January 3, 2001 and filed with the Securities and Exchange Commission, Greenhaven Associates, Inc. held sole voting power and sole dispositive power as to 809,625 of such shares and shared dispositive power as to 1,254,119 of such shares.
(12) Based on a Schedule 13G (Amendment No. 2) dated February 14, 2001 and filed with the Securities and Exchange Commission, Highfields Capital Management LP held sole voting power and sole dispositive power as to all of such shares.
(13) Based on a Schedule 13G dated February 14, 2001 and filed with the Securities and Exchange Commission, Steinberg Asset Management Company, Inc. held sole voting power as to 852,723 of such shares and sole dispositive power as to 1,537,573 of such shares.
(14) Includes 2,434,739 shares owned by executive officers and directors, 509,652 shares that may be acquired upon conversion of convertible trust preferred securities, 1,387,743 shares that may be acquired upon exercise of presently exercisable stock options and 15,104 shares representing shares deferred as share units.

EXECUTIVE COMPENSATION

     The Company began operating as an independent publicly traded company following its Split-Off from Olsten on March 15, 2000. The information shown below reflects the annual and long-term compensation, from all sources, of the chief executive officer of the Company and the other four most highly compensated executive officers of the Company (the "Named Officers") for services rendered in all capacities to the Company and its subsidiaries during fiscal 2000.


                           SUMMARY COMPENSATION TABLE

                                                                                     Long Term
                                                      Annual Compensation          Compensation
                                             ------------------------------------  ------------
                                                                         Other        Awards
                                                                                     ---------
                                                                        Annual      Securities      All Other
                                                                     Compensation   Underlying    Compensation
Name and Principal Position        Year(1)   Salary ($)   Bonus ($)     ($)(2)      Options (#)      ($)(3)
-------------------------          ------    ----------   ---------  ------------- ------------  ---------------
Edward A. Blechschmidt              2000      $458,654    $650,000      $7,777         90,000        $3,758,078
  President,
    Chief Executive Officer and
  Chairman of the Board(4)
John J. Collura                     2000       330,791     140,000       4,693         65,000            86,447
  Executive Vice President,
  Chief Financial Officer
  and Treasurer
Robert J. Nixon                     2000       379,038     150,000       2,973         65,000            30,469
  Executive Vice President
Ronald A. Malone                    2000       284,519     200,000       3,162         65,000            26,919
  Executive Vice President(5)
E. Rodney Hornbake                  2000       273,791      65,000       1,461         20,000            14,155
  Senior Vice President and
  Chief Medical Officer


--------------
(1)  Gentiva was not a reporting company prior to March 15, 2000.
(2)  Gross-up of taxable portion of fringe benefit.
(3) Represents profit sharing and matching contributions by Gentiva for the Named Officers pursuant to Gentiva's Nonqualified Retirement and Savings Plan for the period March 15, 2000 through December 31, 2000. In addition, for Messrs. Collura and Nixon includes matching contributions made to Olsten Corporation's Nonqualified Retirement and Savings Plan in the amounts of $5,241 and $4,565, respectively, for the period January 3, 2000 through March 14, 2000. Also includes for Mr. Blechschmidt a one-time payment of $3,700,000 from Gentiva's now terminated Supplemental Executive Retirement Plan and $625 of above-market interest earned on deferred compensation and for Mr. Collura payment by Gentiva of $58,140 for relocation expenses.
(4) Mr. Blechschmidt's salary shown is for the period March 15, 2000 through December 31, 2000. In addition, for the period January 3, 2000 through March 14, 2000, (i) Mr. Blechschmidt was paid $236,538 in salary and for unused vacation by Olsten Corporation for services performed by Mr. Blechschmidt for Olsten Corporation and its subsidiaries, including the Company, and (ii) $7,096 in matching contributions were made to Olsten Corporation's Nonqualified Retirement and Savings Plan for Mr. Blechschmidt. Other payments to Mr. Blechschmidt made by Olsten Corporation and Adecco SA in connection with the Split-Off are not reflected in the Summary Compensation Table.
(5) Mr. Malone's salary shown is for the period March 15, 2000 through December 31, 2000.

STOCK OPTIONS

                     STOCK OPTION GRANTS IN LAST FISCAL YEAR

                                                       Individual Grants
                                          ---------------------------------------------
                                                        Percent                          Potential Realizable
                                           Number of   of Total                            Value at Assumed
                                          Securities    Options                          Annual Rates of Stock
                                          Underlying  Granted to  Exercise              Price Appreciation for
                                            Options  Employees in   price    Expiration     Option Term(1)
                                                                                        ----------------------
          Name                          Granted (#)(2)Fiscal Year  ($/Sh)      Date       5% ($)         10%
          -----                           ----------  ---------- ----------- ---------   ---------    ---------
Edward A. Blechschmidt ...................  45,000         4.2%    $5.5625    3/09/10    $157,424     $398,925
                                            45,000         4.2      5.875     3/16/10     166,266      421,335
John J. Collura ..........................  32,500         3.1      5.5625    3/09/10     113,695      288,113
                                            32,500         3.1      5.875     3/16/10     120,081      304,298
Robert J. Nixon ..........................  32,500         3.1      5.5625    3/09/10     113,695      288,113
                                            32,500         3.1      5.875     3/16/10     120,081      304,298
Ronald A. Malone .........................  32,500         3.1      5.5625    3/09/10     113,695      288,113
                                            32,500         3.1      5.875     3/16/10     120,081      304,298
E. Rodney Hornbake .......................  10,000         0.9      5.5625    3/09/10      34,983       88,650
                                            10,000         0.9      5.875     3/16/10      36,948       93,630

-------------------
(1) The dollar amounts under the indicated columns are the result of calculation at the 5% and 10% rates set forth by the Securities and Exchange Commission and are not intended to forecast possible future appreciation of Gentiva's stock price.
(2) The options were granted at an exercise price equal to the fair market value of Gentiva's Common Stock on the date of the grant. The options have a ten-year term and become exercisable over a three-year period in increments of 33-1/3 % per year beginning with the first anniversary of the date of the grant.

                        AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

                                                             Number of Securities        Value of Unexercised
                                 Shares                     Underlying Unexercised       In-the-Money Options
                               Acquired on      Value   Options at Fiscal Year End (#)  at Fiscal Year End ($)
                                                          --------------------------- --------------------------
       Name                   Exercise (#)  Realized ($)  Exercisable   Unexercisable  Exercisable  Unexercisable
       ------                  ----------    ----------   ----------    ------------   ----------    -----------
Edward A. Blechschmidt ...........  0            --         727,073        90,000      $7,449,610     $689,063
John J. Collura ..................  0            --          93,480        65,000         872,173      497,656
Robert J. Nixon ..................  0            --         246,164        65,000       1,497,958      497,656
Ronald A. Malone .................  0            --               0        65,000               0      497,656
E. Rodney Hornbake ..............   0            --               0        20,000               0      153,125


EMPLOYMENT AGREEMENT, CHANGE IN CONTROL AGREEMENTS AND SEVERANCE AGREEMENTS

     On March 14, 2000, the Company entered into an employment agreement with Mr. Blechschmidt, its president, chief executive officer and chairman of the board of directors. The agreement became effective on March 15, 2000 and will be in effect for a period of three years from such date. During the term of the agreement, Mr. Blechschmidt will receive (i) a base salary of $600,000 per year and (ii) an annual bonus, based on the achievement of target levels of performance, with target bonus equal to 80 percent of his base salary and the maximum bonus equal to 120 percent of his salary. However, Mr. Blechschmidt's bonus will not be less than 50 percent of his base salary for 2000. Mr. Blechschmidt will also receive customary benefits, perquisites and reimbursement for expenses.

     The agreement provides that Mr. Blechschmidt's employment will terminate upon death or disability, termination of his employment for cause, termination of his employment without cause or termination by Mr. Blechschmidt of his employment for good reason. In the event his employment is terminated as a result of his death or disability, he or his estate will be entitled to receive his earned salary, vested benefits and accelerated vesting of his accrued pension benefits. He will not be entitled to severance benefits. In the event the agreement is terminated for cause by the Company he will be entitled to receive earned salary and vested benefits and will not be entitled to severance benefits. In the event the agreement is terminated for good reason by Mr. Blechschmidt or without cause by the Company he will be entitled to earned salary, vested benefits, severance benefits and accelerated vesting of his accrued pension benefits and continued medical benefits for up to two years. Severance benefits are deemed equal to two times Mr. Blechschmidt's base salary, so long as Mr. Blechschmidt does not receive any amounts under his change in control agreement described below.

     The employment agreement also restricts Mr. Blechschmidt's ability to engage in any of the Company's business lines in the United States and Canada for the term of the agreement and during the nine months after termination of his employment, other than termination without cause and termination for good reason. It also contains confidentiality provisions and provisions for non-solicitation of the Company's employees.

     Mr. Blechschmidt has also entered into a change in control agreement with the Company, similar to the terms described below.

     The following Named Officers of the Company are parties to change in control agreements in connection with their employment with the Company: Edward
A. Blechschmidt, John J. Collura, Ronald A. Malone and Robert J. Nixon. These agreements have a term of three years, commencing on March 15, 2000. They generally provide benefits in the event (i) the employee's employment is terminated by the Company and the termination is not for cause or is by the employee for good reason (as specified in the agreement) or (ii) the termination is within three years after a change in control of the Company. In addition, these executive officers will receive the benefit of their agreements if they were terminated by the Company without cause up to a year before a change in control, if their termination arose in connection with the change in control.

     The benefits conferred under these agreements generally will include a cash payment equal to either one or two times the employee's base salary and target bonus; continued benefits for the lesser of two years following the termination or until the employee obtains comparable benefits from another employer; immediate vesting of any stock options held by the employee (those options would remain exercisable for one year following the termination, but not beyond the original full term); and full vesting of retirement and deferred compensation benefits. Under certain circumstances the benefits could be reduced in order to avoid the incurrence of excise taxes by the employees.

     Under the agreements, a change in control is defined to include the following events: a person or group (with certain exceptions for the Olsten family) beneficially owns at least 25 percent or more of the voting stock; either the directors (and their approved successors) cease to constitute a majority of the board of directors or a majority of the persons nominated by the board of directors for election fails to be elected; a merger of the Company if the stockholders do not own a majority of the stock of the surviving company or if the members of the board of directors do not constitute a majority of the directors of the surviving company's board; if the Company is liquidated; or if all or substantially all of the assets are sold.

     In addition, the change in control agreements provide that if an employee substantially prevails in a dispute with the Company relating to his or her agreement, the Company will pay that employee's attorney's fees which result from the suit. The employees who have these agreements are not required to seek other employment or otherwise mitigate any damages they are caused as a result of a change in control, but they are required to keep the Company's confidential information private.

     The Named Officers (with the exception of Mr. Blechschmidt, who is party to an employment agreement) are parties to severance agreements in connection with their employment with the Company. These severance agreements generally provide that, in the event the officer is terminated other than for cause or has his/her base salary reduced in a situation that is not part of a general salary reduction, the officer has the right to receive payments for periods ranging from one to two years in an amount based on that officer's base salary at the time of termination. Additionally, the severance agreements provide that the Company will provide these officers with health benefits based on their benefit levels at the time of termination for the same period or until they obtain similar health benefits elsewhere.

HUMAN RESOURCES AND COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     COMPENSATION PHILOSOPHY

     The Company's executive compensation philosophy is to align the interests of the Company's shareholders and its executive officers, while also promoting teamwork among those executives. The Board of Directors and the Human Resources and Compensation Committee, which administers the Company's executive compensation programs, have implemented this philosophy through a compensation program which combines three components: base salary, bonuses and stock options.

     BASE SALARY

     The base salaries of executive officers are determined by several factors, including comparisons with industry levels. In addition, salary determinations were made in conjunction with other compensation components discussed herein, to focus attention on Company goals.

     BONUSES

     The Human Resources and Compensation Committee's policy is to provide a portion of officers' compensation through performance-based and discretionary annual bonuses as incentives to achieve the Company's financial and operational goals and increase shareholder value. The Company's bonus arrangements for its executive officers are intended to make a major portion of each executive officer's compensation dependent on the Company's overall performance. Such bonuses are also intended to link executive compensation to shareholder value and to encourage the executives to act as a team. Bonuses are also intended to recognize the executive's individual contributions to the Company.

     STOCK OPTIONS

     The Company's 1999 Stock Incentive Plan is used as a means to attract, retain and motivate selected employees of the Company. The 1999 Stock Incentive Plan provides for the grant to eligible employees of incentive stock options and non-qualified stock options.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

     Mr. Blechschmidt's base salary is set at $600,000 per annum under the terms of his employment agreement with the Company.

     In determining Mr. Blechschmidt's bonus for fiscal year 2000, the Human Resources and Compensation Committee concluded that the Company had performed well under his leadership, either meeting or making significant progress with respect to its goals and objectives. In recognition of strong individual and Company performance in fiscal year 2000 and Mr. Blechschmidt's continued leadership in pursuing the Company's envisioned future, and consistent with its compensation philosophy, the Human Resources and Compensation Committee awarded Mr. Blechschmidt a bonus of $650,000. Under the terms of Mr. Blechschmidt's employment agreement, his bonus for 2000 could not be less than 50% of his base salary.

     The Human Resources and Compensation Committee granted 90,000 stock options to Mr. Blechschmidt in fiscal year 2000 as long-term incentives, vesting over three years. In determining the number of options granted, the Human Resources and Compensation Committee considered the value of long-term incentives provided by other comparable companies, as reported in surveys. The Human Resources and Compensation Committee also considered Mr. Blechschmidt's total compensation, as well as his past and expected future contributions to the Company's achievement of its long-term performance goals.

Human Resources and Compensation Committee:

Josh S. Weston, Chairman
Stuart R. Levine
Raymond S. Troubh

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

GENTIVA OBLIGATED MANDATORILY REDEEMABLE PREFERRED SECURITIES OF A SUBSIDIARY TRUST

     On March 15, 2000 certain of the Company's directors and officers, members of the Olsten family and some other investors, purchased approximately $20 million of 10% convertible trust preferred securities issued by a trust ("Trust"), of which the Company owns all the common equity. The investments were in the following aggregate amounts: Miriam Olsten, $7.35 million; Mr. Blechschmidt, $1.25 million; Stuart Olsten and Cheryl Olsten, $1 million each; Mr. Troubh $650,000; Messrs. Ganzi and Weston, $600,000 each; Mr. Levine $250,000; Messrs. Malone and Nixon, $100,000 each; Mr. Collura and Dr. Hornbake, $50,000 each; Messrs. Christmas, Perry and Silver and Ms. Ma, $25,000 each; other current and former personnel, an aggregate of $350,000; and other investors, an aggregate of $6.55 million. The convertible trust preferred securities were offered in a private placement exempt from the registration requirements of the Securities Act of 1933. The Company made a $618,600 investment in the Trust to acquire its common securities. The Company issued $20,618,600 of convertible subordinate debentures to the Trust on the same terms, including, but not limited to, maturity, interest, conversion and redemption price, as the 10% convertible trust preferred securities in exchange for $20,618,600.

     The convertible trust preferred securities are mandatorily redeemable on March 15, 2005, and the Trust may redeem the securities at any time after March 15, 2001 and prior to the mandatory redemption date at a declining premium over face amount. Upon a change of control, the holders of convertible trust preferred securities may require the Trust to purchase these securities at 100% of their face amount. Dividends are payable quarterly in cash at the rate of 10% per annum, but the Trust may defer dividend payments for up to a total of 20 quarters, in which case dividends will accrue. During any such deferral period, the Company's ability to, among other things, pay dividends and redeem certain capital stock, may be restricted under the terms of the convertible trust preferred securities. The convertible trust preferred securities are convertible into the Company's Common Stock at a conversion price of $9.319219. Such conversion price represented a 17.5 percent premium above the average closing stock price of the Company's Common Stock during the 10 trading days following the earnings announcement of the first quarter of 2000.

TRANSACTIONS WITH DIRECTORS AND EXECUTIVE OFFICERS

     Mr. Stuart Olsten has agreed not to compete with the Company for a period of four years from March 16, 2000. In return for this agreement, the Company paid him a lump sum of $250,000 in April 2000. In addition, Mr. Robert A. Fusco, the past president of Olsten's health services business, did not continue with the Company after March 15, 2000. The Company paid him $2.0 million on March 15, 2000 pursuant to his change in control agreement.

     Messrs. Blechschmidt and Olsten will be compensated by the Company, on an after tax basis, for any excise taxes (no more than $1.0 million in excise taxes in the case of Mr. Olsten) imposed by reason of the receipt of amounts payable under their separation, consulting and non-competition agreements with Olsten and its parent company, Adecco SA. The base tax amount for Mr. Blechschmidt was approximately $815,000 and was accrued in the first quarter 2000.

PROPOSAL 2

                  APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     The Board of Directors has appointed PricewaterhouseCoopers LLP as independent accountants of the Company for the 2001 fiscal year, subject to ratification by the shareholders. PricewaterhouseCoopers LLP has audited the books and records of the Company since the Company's incorporation in 1999.

     A representative of PricewaterhouseCoopers LLP is expected to be present at the meeting and will have the opportunity to make a statement and to respond to appropriate questions posed by shareholders.

     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE INDEPENDENT PUBLIC ACCOUNTANTS OF THE COMPANY.

     AUDIT FEES

     Fees billed or expected to be billed to the Company by PricewaterhouseCoopers LLP for the audit of the Company's annual financial statements for the year ended December 31, 2000 and for reviews of those financial statements included in the Company's quarterly reports on Form 10-Q for such year, total $450,000.

     FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

     There were no fees billed or expected to be billed to the Company by PricewaterhouseCoopers LLP for financial information systems design and implementation services provided during the Company's 2000 fiscal year.

     ALL OTHER FEES

     Fees billed or expected to be billed to the Company by PricewaterhouseCoopers LLP for services provided during the Company's 2000 fiscal year for all services rendered to the Company, other than audit services and financial information systems design and implementation services, total $1,086,300 which includes $928,000 paid in connection with reviews required by the Company's corporate integrity agreements.

     GENERAL

     The Audit Committee of the Board of Directors has considered whether the provision of services by PricewaterhouseCoopers LLP covered by "Financial Information Systems Design and Implementation Fees" and "All Other Fees" above is compatible with maintaining independence with PricewaterhouseCoopers LLP.

                             AUDIT COMMITTEE REPORT

     The Audit Committee of the Company's Board of Directors is currently comprised of three directors, none of whom is an officer or employee of the Company. All members are "independent" under rules adopted by the National Association of Securities Dealers. The Board of Directors has adopted a written charter for the Audit Committee, which is included as Appendix A to this Proxy Statement. In accordance with its written charter, the Audit Committee assists the Board in fulfilling its responsibility for monitoring the integrity of the accounting, auditing and financial reporting practices, and compliance of the Company. In addition, for each fiscal year the Audit Committee selects independent public accountants to audit the financial statements of the Company and its subsidiaries, subject to approval of the Board of Directors and the Company's shareholders.

     The Audit Committee has received from PricewaterhouseCoopers LLP the written disclosures and the letter regarding its independence as required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, describing all relationships between the auditors and the Company that might bear on the auditors' independence, and has discussed this information and other information regarding their independence with PricewaterhouseCoopers LLP. The Audit Committee has also discussed with management and with PricewaterhouseCoopers LLP the quality and adequacy of the Company's accounting principles, including internal controls and the internal audit and compliance functions, organization, responsibilities, budget and staffing. The Audit Committee has also reviewed with both PricewaterhouseCoopers LLP and the Company's internal auditors and the Company's chief compliance officer their audit and compliance plans, scope and identification of audit risks.

     The discussions with PricewaterhouseCoopers LLP also included the matters required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended.

     The Audit Committee has reviewed the audited financial statements of the Company and its consolidated subsidiaries as of and for the fiscal year ended December 31, 2000, and has discussed the audited financial statements with management and with PricewaterhouseCoopers LLP. Based on all of the foregoing reviews and discussions with management and PricewaterhouseCoopers LLP, the Audit Committee recommended to the Board of Directors that the audited financial statements for the fiscal year ended December 31, 2000 be included in the Company's Annual Report on Form 10-K for such fiscal year filed with the Securities and Exchange Commission.

Audit Committee:

Victor F. Ganzi, Chairman
Raymond S. Troubh
Gail Wilensky


SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules thereunder require the Company's directors and officers and persons who beneficially own more than ten percent of its outstanding Common Stock to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company and to furnish the Company with copies of all Section 16(a) forms they file. To the Company's knowledge, based solely on review of copies of reports furnished to the Company and upon representations made, the Company believes that during the fiscal year ended December 31, 2000, all persons subject to the Section 16(a) filing requirements filed the required reports on a timely basis.

SHAREHOLDER RETURN PERFORMANCE GRAPH

     Set forth below is a line graph comparing the cumulative total return on the Company's Common Stock against the cumulative total return of the Nasdaq Market Index and a peer issuer group selected by the Company (the "Peer Group Index") for the period commencing on March 16, 2000 (when the Company's Common Stock was first quoted on Nasdaq) and ending December 31, 2000. Points shown on the graph reflect the last trading day in each quarter.

     The Peer Group Index is comprised of the following publicly traded companies: Accredo Health, Incorporated; Apria Healthcare Group Inc.; Caremark RX, Inc.; Matria Healthcare, Inc.; and Option Care, Inc.

     The line graph assumes that $100 was invested on March 16, 2000 in each of the Company's Common Stock, the Nasdaq Market Index and the Peer Group Index and that all dividends (if any) were reinvested. Media General Financial Services furnished the data for the graph.



                              [PERFORMANCE GRAPH]




--------------------------------------------------------------------------------
                    3/16/2000   3/31/2000   6/30/2000   9/29/2000   12/29/2000
--------------------------------------------------------------------------------
Gentiva Health       $100.00     $119.27     $135.42     $212.50      $222.92
Services, Inc.
--------------------------------------------------------------------------------
NASDAQ Market         100.00      100.00       86.01       79.37        53.34
Index
--------------------------------------------------------------------------------
Peer Group Index      100.00       97.15      112.78      160.53       212.91
--------------------------------------------------------------------------------

SHAREHOLDERS PROPOSALS FOR 2002 ANNUAL MEETING

     Proposals of shareholders intended for inclusion in the Company's proxy statement and form of proxy for its 2002 Annual Meeting must be received in writing by December 17, 2001 at the Office of Secretary at the Company's principal executive offices located at 3 Huntington Quadrangle 2S, Melville, New York 11747-8943. In addition, notice of any proposal that a shareholder desires to propose for consideration at the 2002 Annual Meeting must, to satisfy requirements under the Company's By-Laws, be received in writing by the Company at the above address on or after January 18, 2002 and on or before February 17, 2002.

                                  OTHER MATTERS

     A COPY OF THE ANNUAL REPORT ON FORM 10-K FILED BY THE COMPANY WITH THE SECURITIES AND EXCHANGE COMMISSION FOR FISCAL YEAR ENDED DECEMBER 31, 2000 IS AVAILABLE WITHOUT CHARGE TO SHAREHOLDERS UPON WRITTEN REQUEST TO PATRICIA C. MA, SECRETARY, GENTIVA HEALTH SERVICES, INC., 3 HUNTINGTON QUADRANGLE 2S, MELVILLE NEW YORK 11747-8943.

     Gentiva will pay the cost of soliciting proxies in the accompanying form. The Company does not expect to pay any fees for the solicitation of proxies, but may pay brokers, nominees, fiduciaries and other custodians their reasonable fees and expenses for sending proxy materials to beneficial owners and obtaining their instructions. In addition to solicitation by mail, proxies may be solicited in person, or by telephone, facsimile transmission or other means of electronic communication, by directors, officers and other employees of the Company.

     The Board of Directors knows of no other matters that may come before the meeting. If any other matters should be brought before the meeting for action, it is the intention of the persons named in the proxy to vote in accordance with their discretion pursuant to authority conferred by the proxy.


                                          By Order of the Board of Directors



                                          /s/ Patricia C. Ma
                                          -------------------------------------
                                          Patricia C. Ma
                                          Senior Vice President, General
                                          Counsel and Secretary


Dated: April 16, 2001
Melville, New York

                                                                      APPENDIX A


                          GENTIVA HEALTH SERVICES, INC.

              CHARTER OF AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

     I.    STATEMENT OF POLICY

     The Audit Committee (the "Committee") of the Board of Directors (the "Board") of Gentiva Health Services, Inc. (the "Corporation") shall provide assistance to the Board in fulfilling its oversight responsibility relating to the financial reporting process of the Corporation. To this end, the Committee shall maintain free and open communication with the Board, the independent auditors, the Corporation's internal auditor, the Corporation's Chief Compliance Officer and the financial management of the Corporation.

     As an oversight body, the Committee does not have responsibility for day-to-day operations and financial reporting. It is not the responsibility of the Committee to plan or conduct audits or to determine that the Corporation's financial statements are complete and accurate and are in accordance with generally accepted accounting principles; rather, this is the responsibility of management and the independent auditors. It is also not the responsibility of the Committee to assure compliance with laws and regulations and the Corporation's compliance program.

     II.   ORGANIZATION AND MEMBERSHIP

     The Committee shall be comprised of a minimum of three independent directors each of whom shall be free of any relationship that, in the opinion of the Board, would interfere with their exercise of independent judgment in carrying out the responsibilities of a Director.

     Each member of the Committee is able to read and understand fundamental financial statements and at least one member must have past employment experience in finance or accounting, requisite professional certification in accounting or any other comparable experience or background which results in the individual's financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities.

     The members of the Committee will be elected by the Board at the annual organizational meeting of the Board. One member of the Committee will be appointed chairperson by the Board.

     III.  MEETINGS

     The Chairperson of the Committee, together with the Corporation's Chief Financial Officer will establish the agenda for each Committee meeting. The Committee will hold at least three meetings per year or more frequently as circumstances dictate.

     IV.   RESPONSIBILITIES

     The Committee will:

           1. Review and recommend to the Board the independent auditors to be selected to audit the financial statements of the Corporation and its subsidiaries and advise the independent auditors that they are accountable to the Board and the Committee as representatives of the shareholders.

           2. Approve the independent auditor's fees and assess all relationships of the independent auditors with the Corporation to determine their independence. Such assessment should include the review of a formal written statement from the independent auditors which discloses all relationships between the auditor and its related entities and the Corporation and its related entities.

           3. Review with the Corporation senior management the performance of the independent auditors and approve any proposed discharge of the independent auditors when circumstances warrant.

           4. Discuss with the independent auditor any disclosed relationship or services that may impact their objectivity and independence and take or recommend that the Board take appropriate action to oversee the independence of the independent auditor.

           5. Meet with the independent auditors, internal auditors and financial management of the Corporation prior to the annual audit to review the scope and audit procedures of the proposed audit and, at the completion of the audit, meet again with the independent auditors to review audit results and discuss the independent auditor's judgment, comments and recommendations about the quality, not just the acceptability, of the Corporation's accounting principles as applied in its financial reporting.

           6. Review the annual financial statements and independent auditors opinion with management and the independent auditors.

           7. Review with the independent auditors, the Corporation's internal auditor, and financial and accounting personnel, the adequacy and effectiveness of the accounting and financial controls of the Corporation, and elicit any recommendations for the improvement of such internal control procedures or particular areas where new or more detailed controls or procedures would be desirable. Particular emphasis should be given to the adequacy of such internal controls to expose any payments, transactions or procedures that might be deemed illegal or otherwise improper.

           8. Review the functions and effectiveness of the Corporation's internal audit department, including its budget, staffing, organization, independence, and proposed audit plans for the year.

           9. Review at each meeting a summary of findings from completed internal audits and a progress report on the proposed internal audit plan.

           10. Provide sufficient opportunity for the Corporation's management, internal auditor, independent auditors and Chief Compliance Officer to meet with the members of the Committee without members of the other groups present in an effort to foster open communication. Among the items to be discussed in these meetings are the independent auditors' evaluation of the Corporation's financial, accounting and auditing personnel and the cooperation that the independent auditors received during the course of their audit.

           11. Oversee the Corporation's compliance program, including meeting with, and receiving reports from, the Corporation's Chief Compliance Officer and review and approve the annual compliance program.

           12. Review with the Corporation's General Counsel, on not less than a semi-annual basis, all material litigation and other significant legal matters which may have a material impact on the Corporation's financial statements and compliance policies and programs.

           13. Review and update the Committee's Charter annually or as circumstances dictate.

           14. Report to the Board on regular basis and submit minutes of all meetings to the Board.

     V.       Definition

     For purposes of this Charter, the term "independent director" shall mean: a person other than an officer or employee of the Corporation or its subsidiaries or any other individual having a relationship which, in the opinion of the Corporation's Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The following persons shall not be considered independent:

           (a) a director who is employed by the Corporation or any of its affiliates for the current year or any of the past three years;

           (b) a director who accepts any compensation from the Corporation or any of its affiliates in excess of $60,000 during the previous fiscal year, other than compensation for board service, benefits under a tax-qualified retirement plan, or non-discretionary compensation;

           (c) a director who is a member of the immediate family of an individual who is, or has been in any of the past three years, employed by the Corporation or any of its affiliates as an executive officer. Immediate family includes a person's spouse, parents, children, siblings, mother-in-law, brother-in-law, sister-in-law, son-in-law, daughter-in-law, and anyone who resides in such person's home;

           (d) a director who is a partner in, or a controlling shareholder or an executive officer of, any for-profit business organization to which the Corporation made, or from which the Corporation received, payments (other than those arising solely from investments in the Corporation's securities) that exceed 5% of the Corporation's or business organization's consolidated gross revenues for that year, or $200,000, whichever is more, in any of the past three years;

           (e) a director who is employed as an executive of another entity where any of the Corporation's executives serve on the entity's compensation committee.

--------------------------------------------------------------------------------
     Please markyour
[X]  votes as in
     this example                                                           5521
                                                                          ----
                                  FOR ALL
                                  EXCEPT
                         FOR     NOMINEE(S)     WITHHELD
                         ALL   WRITTEN BELOW      ALL
1. Election of
   Directors             [ ]       [ ]            [ ]
   (see reverse)

                         FOR     AGAINST        ABSTAIN
2. Ratification of       [ ]       [ ]            [ ]
   appointment of
   PricewaterhouseCoopers
   LLP as independent
   public accountants

FOR, except vote withheld from the following nominee(s):

-------------------------------

Change of Address on Reverse Side                 [ ]


Will Attend Annual Meeting                        [ ]


Discontinue Mailing                               [ ]
Publications to this Account

The signer hereby revokes all proxies
heretofore given by the signer to vote at said meeting or any adjournment thereof.

Please sign exactly as name appears hereon.
Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.
Only authorized officers should sign for corporations.
PLEASE SIGN AND DATE HERE AND RETURN PROMPTLY.


-------------------------------------------------


-------------------------------------------------
SIGNATURE(S)                        DATE

--------------------------------------------------------------------------------
                              FOLD AND DETACH HERE




                          GENTIVA HEALTH SERVICES, INC.

THE GENTIVA VISION

o Gentiva Health Services will be a leader in specialty pharmaceutical services, building upon our leading position in home health services.

o We will consistently exceed our customers' expectations for efficient, reliable, high-quality services.

o Our goal is to set the industry standards for quality care, service delivery and personal devotion to clients.

OUR MISSION

o Gentiva Health Services is dedicated to improving the health status of patients and their families while creating value for our customers and shareholders.

OUR VALUES

o We respect our associates. We conduct business as responsible corporate citizens with the highest ethical behavior. We value trust, responsiveness, innovation and teamwork in everything we do.

            IMPORTANT: PLEASE VOTE,DATE AND SIGN YOUR PROXY CARD AND
                       RETURN IT IN THE ENVELOPE PROVIDED.

                              THANK YOU FOR VOTING.

--------------------------------------------------------------------------------

                          GENTIVA HEALTH SERVICES,INC.

               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
P
              FOR THE ANNUAL MEETING OF STOCKHOLDERS, MAY 18, 2001
R
    The undersigned hereby appoints Edward A. Blechschmidt, John J. Collura and
O Patricia C. Ma, and each of them, as proxies, with full power of substitution, to represent and to vote, as designated herein, all shares of
X Common Stock of Gentiva Health Services, Inc. (the "Company "), at its Annual Meeting of Shareholders to be held at the Fleet Auditorium, 300 Broad
Y Hollow Road, Melville, NewYork on Friday, May 18, 2001 at 10:00 a.m., and at all adjournments thereof, which the undersigned could vote, if present, in such manner as the proxies may determine on any matters which may properly come before the meeting and to vote on the following as specified below:

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE FOLLOWING:

    1.  ELECTION OF DIRECTORS for a term to expire in 2004 Nominees:
        01. Victor F. Ganzi; 02. Josh S. Weston; and 03. Dr.Gail Wilensky
    2.  RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS:
        Ratification of Appointment of PricewaterhouseCoopers LLP as independent public accountants of the Company.

        You are encouraged to specify your choices by marking the appropriate boxes on the reverse side but you need not mark any boxes if you wish to vote in accordance with the Board of Directors ' recommendation.

                               (Change of Address)

                        ---------------------------------

                        ---------------------------------

                        ---------------------------------

                        ---------------------------------

                        (If you have written in the above
                        space, please mark the corresponding
                        box on the reverse side of this card)

        THIS PROXY, WHEN PROPERLY EXECUTED ON THE REVERSE SIDE
        OF THIS CARD, WILL BE VOTED IN THE MANNER DIRECTED. IF
        NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE  ----------------
        ELECTION OF ALL NOMINEES AND FOR THE RATIFICATION OF    SEE REVERSE SIDE
        APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS. THE      ----------------
        PROXIES, IN THEIR DISCRETION, ARE AUTHORIZED TO VOTE
        UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE
        THE MEETING.

--------------------------------------------------------------------------------
                              FOLD AND DETACH HERE



As part of Gentiva Health Services, Inc.'s ongoing efforts to reduce expenses,

we are asking our shareholders to authorize us to send only one copy of shareholder publications to their household. If you are receiving multiple copies of shareholder reports at your address and wish to eliminate them for the account shown on the attached Proxy Card,please mark the appropriate box. You will continue to receive your proxy mailings for shares held in this account.

We urge you to vote your shares. Thank you very much for your cooperation and continued loyalty as a Gentiva Health Services, Inc. shareholder.



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